UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

45 Park Street, Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

(413) 398-2845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2026, Brag House Holdings, Inc. (the “Company”) entered into an Amendment No. 2 to Convertible Promissory Note (the “Amendment”), by and among the Company, House of Doge, Inc. (“House of Doge” and, collectively with the Company, the “Issuers”), and YA II PN, Ltd (the “Holder”), which amended that certain Promissory Note (the “Promissory Note”) by and among the Company, House of Doge and the Holder, dated December 4, 2025, as amended by Amendment No. 1 dated March 20, 2026.

Pursuant to the Amendment, the Issuer and the Holder agreed to extend the maturity date of the Promissory Note from June 1, 2026 to July 31, 2026. As a condition to the effectiveness of the Amendment, the Issuers agreed (i) to pay to the Holder $100,000 as consideration of the extension of the maturity date, (ii) to pay to the Holder $200,000 towards the outstanding balance of the Promissory Note and (iii) to deposit 9,000,000 shares in CleanCore Solutions (the “ZONE Shares”) held by Dogecoin Ventures, Inc. (“Dogecoin Ventures”) with Revere Securities LLC (the “Securities Intermediary”), in accordance with which Dogecoin Ventures has instructed the Securities Intermediary to direct any consideration received as compensation for sales or trades of the ZONE Shares to the Holder as payment under the obligations of the Promissory Note.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2026, the Company filed a certificate of amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), effective as of 5:00 a.m., Eastern Time, on June 1, 2026 (the “Reverse Stock Split”). The Common Stock began trading on a post-split basis on the Nasdaq Capital Market as of the open of trading on June 1, 2026. The ticker symbol for the Common Stock remains “TBH.”

As previously disclosed, at the Special Meeting of Stockholders held on April 7, 2026 (the “Special Meeting”), the Company’s stockholders approved the Certificate of Amendment and authorized the Board of Directors of the Company (the “Board”) to determine the ratio of the reverse stock split within a specified range of 1-for-5 and 1-for-50. Following the Special Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-8.

As a result of the Reverse Stock Split, every 8 shares of the Company’s issued and outstanding Common Stock was automatically combined, converted and changed into one share of Common Stock, without any change in the number of authorized shares or the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Based upon the Reverse Stock Split ratio, proportionate adjustments will be made to the number of shares of Common Stock issuable upon the exercise or conversion of outstanding promissory notes and equity plans, as applicable. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

VStock Transfer, LLC is acting as paying agent for the Reverse Stock Split and will adjust registered stockholders’ book-entry accounts to reflect the applicable ratio automatically. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to the brokers’ particular processes, and generally will not be required to take any action.

The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 104813308.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Brag House Holdings, Inc.
10.1	Amendment No. 2 to Convertible Promissory Note
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BRAG HOUSE HOLDINGS, INC.

Dated: June 4, 2026	By:	/s/ Lavell Juan Malloy, II
Lavell Juan Malloy, II
Chief Executive Officer

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